Exhibit 10.2

PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

PLEDGE AGREEMENT

(Security for Milestone Payment Obligations under the

Global Exclusive License Agreement for VXM01)

Among

BCM EUROPE AG

a Swiss corporation (“BCME”)

— and —

BELLEVUE CAPITAL MANAGEMENT LLC

a Washington limited liability company (“BCM”)

BELLEVUE GLOBAL LIFE SCIENCES INVESTORS LLC

a Delaware limited liability company (“BGLSI”))

(BCME, BCM, and BGLSI, collectively, the “Pledgors”)

— and —

OSR HOLDINGS, INC.

a Delaware corporation, publicly listed on NASDAQ (Ticker: OSRH) (“Pledgee”)

Signing Date: April 29, 2026 | Pledge Effective Date: February 15, 2028

Governed by the Laws of the State of New York

UCC Article 8 / Article 9 — Securities Pledge

© 2026 OSR Holdings, Inc. | BCM Europe AG | Confidential

PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of April 29, 2026 (the “Effective Date”), by and among:

(1)	BCM Europe AG (“BCME”), a stock corporation (Aktiengesellschaft) organized and existing under the laws of Switzerland, with its registered office in Zug, Switzerland;

(2)	Bellevue Capital Management, LLC (“BCM”), a Limited Liability Company organized and existing under the laws of Washington, USA, with its registered office at 4100 194th Street SW, 390, Lynwood, WA 98036 (together with any additional affiliates listed in Schedule 1, collectively, the “BCME Affiliates”); and

(3)	Bellevue Global Life Sciences Investors, LLC (“BGLSI”), a Limited Liability Company organized and existing under the laws of Delaware, USA, with its registered office at 8 The Green STE R, Dover, Delaware 19901;

(BCME, BCM, and BGLSI are referred to collectively herein as the “Pledgors” and each individually as a “Pledgor”); and

(4)	OSR Holdings, Inc. (“OSRH” or “Pledgee”), a corporation organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at Bellevue, Washington, USA, publicly listed on the NASDAQ Capital Market under the ticker symbol “OSRH.”

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

RECITALS

A.	Pledgee (together with its wholly-owned subsidiary Vaximm AG) and BCME have entered into a Global Exclusive License Agreement dated as of the Effective Date (the “License Agreement”), pursuant to which BCME has been granted an exclusive, worldwide license to VXM01, an oral cancer immunotherapy platform, and has assumed milestone payment obligations of up to USD 815,000,000 payable to Pledgee.

B.	As of the Effective Date, the Pledgors collectively hold the controlling interest in Pledgee, comprising all of the shares of OSRH common stock owned, directly or indirectly, by BCME and its affiliates (the “Pledged Shares”), as further identified in Schedule 1 hereto.

C.	As a condition and material inducement to Pledgee entering into the License Agreement, the Pledgors have agreed to pledge and grant a security interest in the Pledged Shares to Pledgee as collateral security for the full, prompt, and complete performance of all Secured Obligations (as defined herein), with such pledge and security interest becoming effective on the Pledge Effective Date.

D.	The Parties intend this Agreement to constitute a “security agreement” within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), and to create a perfected, first-priority security interest in the Pledged Shares in favor of Pledgee.

The Pledged Shares are currently subject to lock-up restrictions arising from and disclosed in: (i) the IPO registration statement on Form S-1 filed by Bellevue Life Sciences Acquisition Corp. (“BLAC”); and (ii) the registration statement on Form S-4 filed in connection with the business combination between BLAC and OSR Holdings Co., Ltd. (together, the “Lock-Up Restrictions”). The Lock-Up Restrictions shall remain in effect until February 14, 2028 (36 months following the effective date of the business combination), and, by agreement of the Parties, the Pledge Effective Date of this Agreement is February 15, 2028, the first Business Day following expiration of the Lock-Up Restrictions. Pledgee acknowledges and accepts that the pledge and security interest created herein shall not be enforceable prior to the Pledge Effective Date; the Milestone Payment Obligations of BCME under the License Agreement, however, remain in full force and effect from the Signing Date. NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 1 DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings given to them in the License Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

“Blocked Account” means a securities account (or sub-account) established with the Securities Intermediary and designated exclusively to hold the Pledged Shares, over which Pledgee has Control pursuant to a Control Agreement.

“Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in New York City or Zug, Switzerland are required or authorized by law to be closed.

“Collateral” means collectively: (a) all Pledged Shares; (b) all Distributions with respect to the Pledged Shares (to the extent not released pursuant to Section 6.2); (c) all Additional Shares; and (d) all proceeds of the foregoing, in each case whether now owned or hereafter acquired and whether consisting of certificated or uncertificated securities, security entitlements, or financial assets held through a Securities Intermediary.

“Control” means has the meaning ascribed to it under UCC Section 8-106, as applicable to the Pledged Shares maintained with a Securities Intermediary.

“Control Agreement” means the account control agreement among the relevant Pledgor, the Securities Intermediary, and Pledgee, pursuant to which the Securities Intermediary agrees to comply with entitlement orders of Pledgee with respect to the Collateral without further consent of the relevant Pledgor, in form and substance satisfactory to Pledgee.

“Default Notice” means a written notice delivered by Pledgee to the Pledgors specifying an Event of Default in reasonable detail, as described in Section 8.1.

“Distributions” means all cash dividends, stock dividends, stock splits, liquidating dividends, non-cash dividends, and other distributions paid or payable with respect to the Pledged Shares.

“Additional Shares” means any additional shares of OSRH Common Stock or other securities issued to, or acquired by, any Pledgor after the Pledge Effective Date by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, or similar corporate transaction with respect to the Pledged Shares, all of which shall automatically become subject to the pledge and security interest created hereunder. For the avoidance of doubt, “Additional Shares” shall not include any shares of OSRH Common Stock (or other securities of Pledgee) acquired by any Pledgor after the Signing Date through an open-market purchase, private placement, exercise of warrants or options, or any other acquisition for independent consideration contributed by such Pledgor to Pledgee (including, without limitation, any shares acquired pursuant to the Equity Option under the License Agreement); such independently acquired shares are and shall remain the unencumbered property of the acquiring Pledgor and shall not be subject to the Security Interest created hereunder unless such Pledgor expressly agrees in writing to subject them to this Agreement.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

“Enforcement Period” means the period commencing upon the delivery of a Default Notice and continuing until all Secured Obligations have been satisfied in full or the Event of Default has been cured or waived in writing by Pledgee.

“Event of Default” means has the meaning set forth in Article 7.

“License Agreement” means the Global Exclusive License Agreement for VXM01 dated as of the Effective Date among OSR Holdings, Inc., Vaximm AG, and BCME, as the same may be amended, restated, or supplemented from time to time.

“Milestone Payment Obligations” means all payment obligations of BCME under Article 4 of the License Agreement, comprising up to USD 815,000,000 in aggregate milestone payments payable to Pledgee, together with any interest on overdue amounts accruing pursuant to Section 5.6 of the License Agreement.

“OSRH Common Stock” means shares of common stock of OSR Holdings, Inc., par value USD 0.0001 per share, listed on the NASDAQ Capital Market under the ticker symbol “OSRH.”

“Pledged Shares” means all shares of OSRH Common Stock held by each Pledgor as of the Effective Date, as identified in Schedule 1 hereto, together with any Additional Shares, representing in the aggregate the entire unencumbered shareholding of BCME and its affiliates in Pledgee as of the Effective Date.

“Pledgee” means OSR Holdings, Inc., in its capacity as the secured party and beneficiary of the pledge and security interest created hereunder.

“Pledgors” means BCME and each BCME Affiliate named in the preamble and Schedule 1, in their capacities as pledgors and security providers hereunder.

“Secured Obligations” means all Milestone Payment Obligations of BCME under the License Agreement that have become due and payable as a result of the achievement of the applicable milestone triggering event, together with any interest accrued on overdue amounts pursuant to Section 5.6 of the License Agreement and all reasonable costs, expenses, and indemnification amounts payable by BCME under the License Agreement and this Agreement. For the avoidance of doubt, “Secured Obligations” shall not include milestone payments in respect of milestones that have not yet been achieved at the relevant time of determination, it being the intention of the Parties that the Security Interest serves as recourse for obligations that are crystallised and due, not as an acceleration mechanism for contingent future obligations.

“Securities Intermediary” means the broker-dealer, custodian, or other financial institution holding the Pledged Shares on behalf of any Pledgor in a securities account, as identified in Schedule 1 or as subsequently notified to Pledgee in writing.

“Security Interest” means the pledge and first-priority security interest in the Collateral granted by the Pledgors to Pledgee pursuant to Article 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, including Article 8 (Investment Securities) and Article 9 (Secured Transactions).

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 2 PLEDGE OF COLLATERAL

2.1 Grant of Security Interest

As security for the full, prompt, and complete payment and performance of all Secured Obligations, each Pledgor hereby pledges, assigns, transfers, and grants to Pledgee a continuing, first-priority security interest in, and lien upon, all of such Pledgor’s right, title, and interest in and to the Collateral, whether now existing or hereafter arising.

2.2 Nature of Pledge — Static Collateral

The pledge and security interest created hereunder is a static pledge of the Pledged Shares as identified in Schedule 1 as of the Effective Date, together with any Additional Shares that automatically become subject hereto pursuant to Section 5.3. The Pledgors have no obligation to pledge additional shares of OSRH Common Stock beyond the Pledged Shares on account of any decline in the market value of the Pledged Shares relative to the aggregate amount of the Secured Obligations. The adequacy of the Collateral as security for the Secured Obligations shall not be a condition to enforcement of Pledgee’s rights hereunder.

2.3 Delivery of Pledged Shares

Within five (5) Business Days following the Effective Date, each Pledgor shall, with respect to each Securities Intermediary holding Pledged Shares on such Pledgor’s behalf:

(a)	execute and deliver to Pledgee a duly completed Control Agreement with the relevant Securities Intermediary, in form and substance reasonably satisfactory to Pledgee;

(b)	cause the relevant Securities Intermediary to acknowledge the security interest of Pledgee and to agree to comply with entitlement orders of Pledgee with respect to the Pledged Shares without further consent of such Pledgor; and

(c)	deliver to Pledgee (i) a duly executed stock power in blank substantially in the form of Schedule 2 hereto, covering all certificated Pledged Shares (if any), and (ii) evidence reasonably satisfactory to Pledgee of the book-entry registration of the security interest in respect of uncertificated Pledged Shares.

2.4 Acknowledgment of Related-Party Context

The Parties acknowledge that each Pledgor, as an affiliate of BCME, has a direct economic interest in the success of the License Agreement, and that the pledge of Pledged Shares by each Pledgor constitutes a voluntary grant of security made in consideration of Pledgee’s entry into the License Agreement. The security interest created hereunder shall not be construed to impair or waive any right of any Pledgor as a shareholder of OSRH, except as expressly set forth in Articles 6 and 8 hereof.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

2.5 Pledge Effective Date; Interim Period

Notwithstanding the Signing Date of this Agreement (April 29, 2026), the pledge and security interest granted hereunder shall become effective and enforceable only on and from the Pledge Effective Date (February 15, 2028), being the first Business Day following the expiration of the Lock-Up Restrictions. During the period from the Signing Date until the day immediately preceding the Pledge Effective Date (the “Interim Period”):

(a)	no Pledgor shall be required to deliver Control Agreements, stock powers, or any other perfection documents pursuant to Section 2.3, and no UCC financing statements shall be filed by Pledgee;

(b)	Pledgee shall have no right to exercise any remedy under Article 8 with respect to the Pledged Shares, and no Event of Default under this Agreement shall be capable of triggering enforcement against the Pledged Shares;

(c)	the Lock-Up Restrictions shall remain in full force and effect and are not waived, modified, or superseded by this Agreement or any provision hereof; and

(d)	the Milestone Payment Obligations of BCME under the License Agreement remain fully effective and enforceable from the Signing Date, independently of the Pledge Effective Date.

On and from the Pledge Effective Date, each Pledgor shall promptly (and in any event within ten (10) Business Days) take all actions required under Sections 2.3 and 3.3 to perfect and give full effect to the Security Interest, including delivery of Control Agreements, stock powers, and transfer of Pledged Shares to the Blocked Account(s).

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 3 PERFECTION AND CONTROL

3.1 UCC Filing

Pledgee is hereby authorized to file, at any time and from time to time, one or more UCC financing statements and amendments thereto in any applicable jurisdiction (including the State of New York and the jurisdiction of organization of each Pledgor) naming each Pledgor as debtor and describing the Collateral, without the further signature or consent of any Pledgor. Each Pledgor agrees to execute and deliver such additional documents, instruments, and financing statements as Pledgee may reasonably request to perfect and maintain the perfection and priority of the Security Interest.

3.2 Control Agreements

As a condition to the effectiveness and perfection of the Security Interest with respect to any Pledged Shares held through a Securities Intermediary, each applicable Pledgor shall enter into a Control Agreement with such Securities Intermediary and Pledgee as provided in Section 2.3. Pledgee shall have the right to deliver a Notice of Exclusive Control to any Securities Intermediary substantially in the form of Schedule 3 upon the occurrence and continuance of an Event of Default, upon which the Securities Intermediary shall comply exclusively with Pledgee’s entitlement orders.

3.3 Blocked Account

On and from the Pledge Effective Date, and in any event within ten (10) Business Days thereafter, each Pledgor shall cause all Pledged Shares held by it to be transferred into, or identified within, a Blocked Account maintained with the relevant Securities Intermediary over which Pledgee has Control pursuant to a Control Agreement. The Pledged Shares shall remain in the Blocked Account(s) for the duration of this Agreement unless released pursuant to Article 10.

3.4 Further Assurances

Each Pledgor shall, promptly upon request by Pledgee, execute and deliver such further instruments, documents, agreements, and financing statements, and take such further action, as Pledgee may reasonably request to: (a) perfect, maintain, protect, or enforce the Security Interest; (b) give effect to the intent and purposes of this Agreement; or (c) enable Pledgee to exercise or enforce its rights and remedies hereunder. Each Pledgor irrevocably appoints Pledgee as such Pledgor’s attorney-in-fact (with full power of substitution), for the limited purpose of executing and filing any UCC financing statements or other perfection documents that any Pledgor has failed to execute within five (5) Business Days of Pledgee’s written request.

3.5 Priority

Each Pledgor represents and covenants that the Security Interest created hereunder constitutes and shall at all times constitute a valid, perfected, first-priority security interest in the Collateral, prior and superior to all other liens, pledges, encumbrances, or claims of any person or entity. No Pledgor shall at any time grant or permit to exist any lien, pledge, encumbrance, or other security interest on the Collateral, other than the Security Interest created hereunder.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PLEDGORS

Each Pledgor represents and warrants to Pledgee, as of the Effective Date and as of the date of delivery of each Control Agreement and stock power:

4.1 Organization and Authority

Such Pledgor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Such Pledgor has full power and authority to execute, deliver, and perform this Agreement and to pledge the Pledged Shares as provided herein. This Agreement has been duly authorized by all necessary corporate or organizational action of such Pledgor.

4.2 Enforceability

This Agreement constitutes the legal, valid, and binding obligation of such Pledgor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity.

4.3 Ownership of Pledged Shares; No Encumbrances

Such Pledgor is the sole legal and beneficial owner of the Pledged Shares listed opposite its name in Schedule 1, free and clear of all liens, pledges, encumbrances, claims, options, rights of first refusal, and restrictions of any kind, other than the Security Interest created hereunder and any restrictions imposed by applicable securities laws. No Pledgor has granted, or agreed to grant, any other security interest or lien in or on the Pledged Shares or any other Collateral to any other person or entity.

4.4 No Conflicts

The execution, delivery, and performance of this Agreement and the pledge of the Pledged Shares do not and will not: (a) violate any provision of such Pledgor’s organizational documents; (b) conflict with or result in a breach of any applicable law, regulation, order, or judgment; or (c) conflict with, or constitute a default under, any material contract or agreement to which such Pledgor is a party or by which it or the Pledged Shares are bound.

4.5 Capitalization; Validity of Shares

The Pledged Shares identified in Schedule 1 are duly authorized, validly issued, fully paid, and non-assessable shares of OSRH Common Stock. No Pledgor has entered into, and the Pledged Shares are not subject to, any voting agreement, shareholder agreement, or similar arrangement that would restrict the exercise of Pledgee’s rights hereunder upon an Event of Default, except as required by applicable law.

4.6 No Litigation

There is no pending or, to such Pledgor’s knowledge, threatened action, suit, proceeding, or governmental investigation that would materially adversely affect the validity or enforceability of this Agreement or the Security Interest, or the value or transferability of the Pledged Shares.

4.7 Jurisdiction of Organization; Legal Name

The true and correct legal name, jurisdiction of organization, and principal place of business of each Pledgor are as set forth in the preamble and Schedule 1. Each Pledgor shall promptly notify Pledgee of any change in its legal name, jurisdiction of organization, or principal place of business.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 5 COVENANTS OF PLEDGORS

5.1 Maintenance of Security Interest

Each Pledgor shall take all actions necessary to maintain the Security Interest as a valid, perfected, first-priority security interest in the Collateral at all times during the term of this Agreement, including executing such additional instruments and documents as Pledgee may reasonably request.

5.2 No Disposition of Collateral

No Pledgor shall, without the prior written consent of Pledgee (which may be withheld in its sole discretion during an Enforcement Period, and shall not be unreasonably withheld at any other time), directly or indirectly:

(a)	sell, assign, transfer, exchange, or otherwise dispose of any Pledged Shares or other Collateral;

(b)	grant, create, or permit to exist any lien, pledge, encumbrance, or other security interest in or upon any Collateral other than the Security Interest;

(c)	enter into any agreement that could restrict or impair Pledgee’s rights to the Collateral under this Agreement; or

(d)	take any action that would result in the delisting of OSRH Common Stock from the NASDAQ Capital Market or the suspension of trading of OSRH Common Stock, to the extent within such Pledgor’s reasonable control as a shareholder.

5.3 Additional Shares — Automatic Pledge

In the event that any Pledgor receives any Additional Shares (including by reason of a stock split, stock dividend, recapitalization, merger, or similar corporate event), such Additional Shares shall, automatically and without further action by any party, become subject to the Security Interest and shall be deemed “Pledged Shares” for all purposes of this Agreement. Each Pledgor shall promptly notify Pledgee in writing of receipt of any Additional Shares and shall take all actions required under Section 2.3 to perfect the Security Interest in such Additional Shares within ten (10) Business Days of receipt thereof.

5.4 Notice of Certain Events

Each Pledgor shall promptly (and in any event within five (5) Business Days) notify Pledgee in writing of:

(a)	any proposed or completed transfer, sale, or other disposition of any Pledged Shares, whether or not permitted under this Agreement;

(b)	any lien, claim, or encumbrance asserted or threatened against any Collateral by any third party;

(c)	any change in the name, jurisdiction of organization, or principal place of business of such Pledgor;

(d)	any material change in the identity or contact details of the Securities Intermediary holding any Pledged Shares; and

(e)	any occurrence that such Pledgor believes constitutes, or is reasonably likely to give rise to, an Event of Default.

5.5 Cooperation

Each Pledgor shall cooperate fully with Pledgee in connection with the perfection, maintenance, and (if applicable) enforcement of the Security Interest, including providing Pledgee with access to account statements, share registers, and other records relating to the Collateral upon reasonable written request.

5.6 Compliance with Laws

Each Pledgor shall comply with all applicable laws and regulations in connection with the holding, pledging, and (if applicable) transfer of the Pledged Shares, including all applicable U.S. federal and state securities laws and Swiss financial regulations. Each Pledgor shall not take any action with respect to the Collateral that would constitute a violation of Section 16 of the Securities Exchange Act of 1934, as amended, Regulation 13D/G thereunder, or any other applicable provision of U.S. securities law.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 6 VOTING RIGHTS AND DIVIDENDS PRIOR TO ENFORCEMENT

6.1 Voting Rights Prior to Event of Default

Unless and until an Event of Default has occurred and is continuing and Pledgee has delivered a Default Notice to the Pledgors, each Pledgor shall retain all voting rights with respect to the Pledged Shares held by it and shall be entitled to exercise such rights for any purpose not inconsistent with the terms of this Agreement or the License Agreement. Each Pledgor agrees that it shall not exercise its voting rights with respect to the Pledged Shares in any manner that would: (a) materially impair the value of the Collateral; (b) constitute a breach of any Pledgor’s obligations under this Agreement or the License Agreement; or (c) authorize any action that would adversely affect the security interest or priority of Pledgee hereunder.

6.2 Dividends and Other Distributions Prior to Event of Default

Unless and until an Event of Default has occurred and is continuing, each Pledgor shall be entitled to receive and retain for its own account all cash dividends and ordinary cash distributions paid in respect of the Pledged Shares. All non-cash dividends, stock dividends, liquidating dividends, and other non-cash distributions with respect to the Pledged Shares shall be subject to the pledge hereunder and shall be delivered promptly to Pledgee (or to the Blocked Account) as additional Collateral.

6.3 Voting Rights Upon Event of Default

Upon the occurrence and during the continuance of an Event of Default and following delivery of a Default Notice, Pledgee shall have the right, but not the obligation, to exercise voting, consensual, and other shareholder powers with respect to the Pledged Shares, subject to the following qualifications and limitations:

(a)	Treasury Share Restriction: The Parties acknowledge that, under Section 160 of the Delaware General Corporation Law (“DGCL”), a corporation may not vote shares of its own stock held as treasury shares. The Pledged Shares are registered in the names of the Pledgors and are not treasury shares of OSRH; accordingly, Pledgee’s exercise of voting rights hereunder is as proxy and attorney-in-fact of each Pledgor as the registered holder, and not as the beneficial owner or record holder of treasury shares. Pledgee shall ensure that, prior to and following any exercise of voting rights hereunder, the Pledged Shares remain registered in the name(s) of the applicable Pledgor(s) and are not transferred into OSRH’s own name in a manner that would cause them to be treated as treasury shares under the DGCL or any other applicable law.

(b)	Conflict of Interest Limitations: Pledgee shall not exercise voting rights with respect to the Pledged Shares on any matter as to which OSRH’s Board of Directors has determined (acting on advice of legal counsel) that doing so would: (i) constitute a conflict of interest under applicable NASDAQ Listing Rules or SEC regulations; (ii) violate any provision of the DGCL, including the prohibition on self-dealing or approval of related-party transactions without independent shareholder approval; or (iii) otherwise be impermissible under applicable law or OSRH’s then-current corporate governance policies.

(c)	Legal Counsel Consultation: Prior to exercising any voting rights with respect to the Pledged Shares following an Event of Default, Pledgee shall consult with its legal counsel to confirm that the proposed exercise is permissible under applicable law (including the DGCL, applicable SEC regulations, and NASDAQ Listing Rules) and is not contrary to OSRH’s fiduciary duties to its other shareholders.

(d)	Proxy Appointment: Each Pledgor hereby irrevocably appoints Pledgee as such Pledgor’s attorney-in-fact and proxy (with full power of substitution) for the purpose of exercising voting rights with respect to such Pledgor’s Pledged Shares, subject to the limitations in paragraphs (a) through (c) above. The proxy granted hereunder is coupled with an interest and is irrevocable for the duration of any Enforcement Period.

6.4 Dividends and Distributions Upon Event of Default

Upon the occurrence and during the continuance of an Event of Default and following delivery of a Default Notice, all Distributions (whether cash or non-cash) with respect to the Pledged Shares shall be paid or delivered directly to Pledgee (or to the Blocked Account) and shall be held by Pledgee as additional Collateral, to be applied against the Secured Obligations in accordance with Article 9.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 7 EVENTS OF DEFAULT

Each of the following events or conditions shall constitute an “Event of Default” under this Agreement:

7.1 Payment Default

BCME fails to pay any Milestone Payment when due under the License Agreement, and such failure continues for thirty (30) calendar days after the date on which such payment was due.

7.2 Material Breach of License Agreement

A material breach by BCME of any of its obligations under the License Agreement (other than a payment default addressed in Section 7.1) that, if capable of cure, has not been cured within sixty (60) calendar days following written notice from Pledgee identifying the breach in reasonable detail.

7.3 Breach of this Agreement

Any Pledgor breaches any representation, warranty, covenant, or obligation under this Agreement and, if capable of cure, such breach has not been cured within thirty (30) calendar days following written notice from Pledgee.

7.4 Insolvency

Any Pledgor or BCME: (a) files a voluntary petition in bankruptcy or is adjudicated insolvent; (b) makes a general assignment for the benefit of creditors; (c) has a receiver, administrator, liquidator, or similar officer appointed over all or a material portion of its assets; or (d) is ordered by a court of competent jurisdiction to be wound up or dissolved.

7.5 Impairment of Collateral

Any Pledgor takes any action, or fails to take any action, that results in a material impairment of the Security Interest or the value, perfection, or priority of the Security Interest in the Collateral, including any unauthorized transfer, disposition, or encumbrance of any Pledged Shares in violation of Section 5.2.

7.6 Delisting

OSRH Common Stock is delisted from the NASDAQ Capital Market (or any successor national securities exchange on which OSRH Common Stock may be listed) and is not relisted on a comparable exchange within ninety (90) calendar days of such delisting, if such delisting is caused by or materially related to any action or omission of any Pledgor in its capacity as controlling shareholder.

7.7 Termination of License Agreement for BCME Breach

The License Agreement is terminated by Pledgee (as Licensor) due to a material breach by BCME pursuant to Article 13 of the License Agreement.

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PLEDGE AGREEMENT — VXM01 MILESTONE SECURITY | CONFIDENTIAL

ARTICLE 8 REMEDIES UPON DEFAULT

8.1 Default Notice; Acceleration

Upon the occurrence of an Event of Default, Pledgee may, at its option, deliver a Default Notice to the Pledgors specifying the Event of Default in reasonable detail. Upon delivery of a Default Notice, all Secured Obligations shall, at Pledgee’s election, become immediately due and payable without further notice, demand, presentment, or protest, all of which are hereby waived by each Pledgor to the extent permitted by applicable law.

8.2 Remedies Upon Delivery of Default Notice

Upon delivery of a Default Notice, Pledgee shall have the right, in addition to all other rights and remedies available to it at law or in equity, to exercise any or all of the following remedies:

(a)	Exclusive Control: Deliver a Notice of Exclusive Control to the Securities Intermediary in the form of Schedule 3, upon which the Securities Intermediary shall comply solely with Pledgee’s entitlement orders with respect to the Pledged Shares, without further consent of any Pledgor;

(b)	Sale: Sell, assign, or otherwise dispose of all or any portion of the Collateral at one or more public or private sales, in such manner, at such time or times, at such price or prices, and upon such other terms as Pledgee may determine in its commercially reasonable discretion, subject to compliance with applicable securities laws;

(c)	Registration: In connection with any sale or disposition of Pledged Shares, use commercially reasonable efforts to comply with applicable securities laws, which may include: (i) limiting buyers to those who represent and agree that they are acquiring the Pledged Shares for investment and not with a view to distribution; (ii) selling the Pledged Shares in a transaction exempt from registration under applicable securities laws; or (iii) otherwise structuring the sale in a commercially reasonable manner;

(d)	Voting: Exercise all voting, consensual, and other rights with respect to the Pledged Shares as described in Section 6.3;

(e)	Collection: Collect and receive all Distributions on the Pledged Shares as described in Section 6.4; and

(f)	UCC Remedies: Exercise any and all rights and remedies of a secured party under the UCC or any other applicable law.

8.3 Commercially Reasonable Sale

Each Pledgor acknowledges and agrees that, because the Pledged Shares constitute securities of a publicly listed company, a private sale or sales of some or all of the Pledged Shares may be commercially reasonable in the circumstances, including where Pledgee determines that a public sale would be impractical or would adversely affect the trading market for OSRH Common Stock. Each Pledgor agrees that any private sale conducted in good faith and in a commercially reasonable manner shall be deemed to satisfy the requirements of the UCC. Pledgee shall give each Pledgor not fewer than ten (10) Business Days’ prior written notice of the time and place of any public sale, or the time after which a private sale or other disposition of the Pledged Shares is to be made.

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8.4 Securities Law Restrictions

Each Pledgor acknowledges that: (a) the Pledged Shares may be subject to resale restrictions under applicable U.S. federal and state securities laws (including Rule 144 under the Securities Act of 1933, as amended) due to the Pledgors’ status as affiliates of OSRH; (b) as a result, Pledgee may be required to sell the Pledged Shares in a private transaction or in compliance with applicable securities law exemptions; and (c) such restrictions may adversely affect the price obtainable for the Pledged Shares. Each Pledgor agrees that Pledgee shall not be liable for any reduction in value attributable to such restrictions, and that any sale conducted in compliance with applicable law shall be commercially reasonable for purposes of the UCC.

8.5 Cure Rights

An Event of Default under Sections 7.1 or 7.2 may be cured prior to Pledgee’s exercise of any sale or disposition remedy under Section 8.2(b), by BCME’s full payment of all overdue Milestone Payments (including any accrued interest) or full cure of the applicable breach of the License Agreement, as the case may be. Upon such cure, the Event of Default shall be deemed waived solely with respect to the cured matter, and Pledgee shall promptly restore the Pledgors’ voting and distribution rights under Article 6, provided that Pledgee’s exercise of the Notice of Exclusive Control shall remain in effect until Pledgee confirms the cure in writing.

8.6 No Waiver; Cumulative Remedies

No failure or delay by Pledgee in exercising any right, remedy, power, or privilege hereunder shall operate as a waiver thereof. All rights and remedies of Pledgee under this Agreement, the License Agreement, and applicable law are cumulative and may be exercised simultaneously or separately, and the exercise of any one remedy shall not be deemed a waiver or election excluding any other remedy.

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ARTICLE 9 APPLICATION OF PROCEEDS

9.1 Order of Application

The proceeds of any sale, collection, or other realization of Collateral following an Event of Default shall be applied by Pledgee in the following order of priority:

First:	to the payment of all reasonable and documented costs and expenses incurred by Pledgee in connection with the enforcement of this Agreement, including reasonable attorneys’ fees, court costs, and fees of the Securities Intermediary;

Second:	to the payment of all Milestone Payments that have become due and payable as a result of the achievement of the applicable milestone triggering event and that remain unpaid, together with accrued interest thereon pursuant to Section 5.6 of the License Agreement, in the order in which such amounts became due; milestone payments in respect of unachieved milestones shall not be included in the application of proceeds under this Article 9;

Third:	to the payment of all other Secured Obligations then due and owing to Pledgee; and

Fourth:	the remainder, if any, to the relevant Pledgor (or as directed by a court of competent jurisdiction).

9.2 Deficiency

If the proceeds from the disposition of Collateral are insufficient to satisfy all Secured Obligations in full, each Pledgor (solely in its capacity as pledgor with respect to its own Pledged Shares) shall remain liable to Pledgee for any deficiency to the extent that such deficiency relates to Milestone Payment Obligations that are BCME’s primary contractual obligation under the License Agreement. Nothing in this Section 9.2 shall be construed to make any Pledgor (other than BCME) personally liable for BCME’s Milestone Payment Obligations; the liability of each BCME Affiliate as pledgor is limited to the proceeds realized from the disposition of such BCME Affiliate’s own Pledged Shares.

9.3 Surplus

Any surplus proceeds remaining after the full satisfaction of all Secured Obligations and the payment of all enforcement costs shall be promptly remitted to the relevant Pledgor, pro rata based on the market value of each Pledgor’s Pledged Shares at the time of enforcement.

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ARTICLE 10 RELEASE OF PLEDGE

10.1 Automatic Release upon Full Satisfaction

Upon the full, final, and indefeasible satisfaction of all Secured Obligations (including payment in full of all Milestone Payment Obligations that have become due and payable under the License Agreement and all accrued interest thereon), the Security Interest shall be automatically and irrevocably released and discharged, and this Agreement shall terminate, without any further action by any Party.

10.2 Release Mechanics

Upon the occurrence of the release event described in Section 10.1, Pledgee shall, promptly and in any event within ten (10) Business Days:

(a)	execute and deliver to each Pledgor a written release and termination of the Security Interest, in form and substance reasonably satisfactory to the Pledgors;

(b)	file (or authorize the Pledgors to file) UCC termination statements in all applicable jurisdictions;

(c)	terminate or cause to be terminated each Control Agreement in accordance with its terms; and

(d)	return to each Pledgor any stock powers, certificates, or other instruments delivered in connection with this Agreement that are no longer needed to enforce the Security Interest.

10.3 Partial Release

Pledgee may, in its sole discretion, release any portion of the Collateral from the Security Interest at any time without impairing or releasing the Security Interest with respect to the remaining Collateral. Any partial release shall be in writing signed by Pledgee and shall specify the Collateral being released. The release of any portion of the Collateral shall not constitute a waiver of any of Pledgee’s rights with respect to the remaining Collateral.

10.4 No Release upon Termination of License Agreement for BCME Breach

For the avoidance of doubt, if the License Agreement is terminated as a result of BCME’s material breach pursuant to Article 13 of the License Agreement, the Security Interest shall not be automatically released, and Pledgee shall retain the Security Interest until all Milestone Payment Obligations that accrued prior to or in connection with such termination have been paid in full, it being understood that BCME’s obligation to make Milestone Payments for milestones achieved prior to termination shall survive such termination.

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ARTICLE 11 INDEMNIFICATION

11.1 Pledgor Indemnity

Each Pledgor shall, jointly and severally (as between BCME and the BCME Affiliates, and solely with respect to such Pledgor’s own Pledged Shares as between the BCME Affiliates inter se), indemnify, defend, and hold harmless Pledgee and its directors, officers, employees, and agents (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to:

(a)	any breach by such Pledgor of any representation, warranty, covenant, or obligation under this Agreement;

(b)	the enforcement or attempted enforcement of the Security Interest or any remedy under this Agreement, except to the extent caused by Pledgee’s gross negligence or willful misconduct; or

(c)	any claim by any third party challenging the validity, priority, or enforceability of the Security Interest.

11.2 Limitation

No Indemnified Party shall be entitled to indemnification under Section 11.1 for any claim, loss, or liability that is finally determined by a court of competent jurisdiction to have been caused by such Indemnified Party’s own gross negligence or willful misconduct.

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ARTICLE 12 MISCELLANEOUS

12.1 Governing Law

This Agreement and all disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles; provided, however, that matters relating to the creation, attachment, perfection, and priority of the Security Interest in the Pledged Shares (as investment property and security entitlements) shall be governed by the UCC as in effect in the State of New York.

12.2 Jurisdiction and Venue

Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York, sitting in the County of New York (Manhattan), and the United States District Court for the Southern District of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement. Each Party irrevocably waives any objection it may have based on improper venue or inconvenient forum with respect to any such action or proceeding brought in such courts.

12.3 WAIVER OF JURY TRIAL

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER IS MADE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY.

12.4 Notices

All notices, demands, and other communications under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery; (b) one (1) Business Day after deposit with an internationally recognized overnight courier; or (c) upon confirmed transmission by email with acknowledgment of receipt. Notices shall be addressed to the Parties at the addresses set forth in Schedule 1, or such other address as a Party may designate by written notice.

12.5 Entire Agreement; Integration

This Agreement (together with the Schedules hereto and the License Agreement) constitutes the entire agreement among the Parties with respect to the pledge of the Collateral and supersedes all prior agreements, understandings, representations, and negotiations among the Parties with respect to the subject matter hereof.

12.6 Amendments

This Agreement may not be amended, modified, or supplemented except by a written instrument duly executed by all Parties.

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12.7 Severability

If any provision of this Agreement is held invalid, illegal, or unenforceable, such provision shall be modified to the minimum extent necessary to make it valid, legal, and enforceable, and the remaining provisions shall not in any way be affected or impaired.

12.8 Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall constitute an original. Electronic signatures (including DocuSign or equivalent) shall be deemed originals for all purposes.

12.9 Relationship to License Agreement

This Agreement is entered into in connection with, and as a condition to, the License Agreement. In the event of any conflict between this Agreement and the License Agreement with respect to the pledge and enforcement of the Security Interest, the terms of this Agreement shall control. In all other respects, the License Agreement shall continue to govern the rights and obligations of the Parties thereunder.

12.10 Joint and Several Obligations of Pledgors

The obligations of the Pledgors under this Agreement with respect to the pledge of the Collateral and the covenants in Articles 3, 4, and 5 are joint and several obligations of BCME and the BCME Affiliates; provided, however, that (a) no BCME Affiliate shall be personally liable for the Milestone Payment Obligations of BCME under the License Agreement, and (b) each BCME Affiliate’s liability as pledgor is limited to the value of its own Pledged Shares.

12.11 No Partnership; No Agency

Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between or among the Parties. No Party shall have the authority to bind any other Party except as expressly provided herein.

12.12 Costs and Expenses

Each Party shall bear its own costs and expenses in connection with the preparation, negotiation, and execution of this Agreement. Following the occurrence of an Event of Default, all reasonable and documented costs and expenses incurred by Pledgee in connection with the enforcement of this Agreement (including reasonable attorneys’ fees) shall be borne by the Pledgors.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Pledge Agreement as of the Effective Date first written above.

BCM EUROPE AG		BELLEVUE CAPITAL MANAGEMENT LLC

Signature		Signature

Name:	Ralf Kubli	Name:	Kuk Hyoun Hwang
Title:	Chief Operating Officer	Title:	Managing Member
Date:	April 29, 2026	Date:	April 29, 2026

BELLEVUE GLOBAL LIFE SCIENCES INVESTORS LLC		OSR HOLDINGS, INC.
(as Pledgee)

Signature		Signature

Name:	Kuk Hyoun Hwang	Name:	Gihyoun Bang
Title:	Managing Director	Title:	Chief Financial Officer
Date:	April 29, 2026	Date:	April 29, 2026

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SCHEDULE 1

PLEDGED SHARES — DETAILS OF COLLATERAL

(Reference: Article 2 and Article 3)

This Schedule 1 sets forth the identity of each Pledgor and the Pledged Shares held by each Pledgor as of the Effective Date, together with Securities Intermediary and notice details. All Pledged Shares constitute OSRH Common Stock (NASDAQ: OSRH), par value USD 0.0001 per share.

Pledgor	Jurisdiction / Entity Type	Pledged Shares (OSRH Common Stock)	Securities Intermediary
BCM Europe AG (“BCME”)	Zug, Switzerland (Aktiengesellschaft)	5,518,258 shares	[Name of broker-dealer / custodian] [Account No.: ●] [DTC Participant No.: ●]
Bellevue Capital Management, LLC (“BCM”)	Washington, USA (Limited Liability Company)	3,123,970 shares	[Name of broker-dealer / custodian] [Account No.: ●] [DTC Participant No.: ●]
Bellevue Global Life Sciences Investors, LLC (“BGLSI”)	Delaware, USA (Limited Liability Company)	1,332,500 shares	[Name of broker-dealer / custodian] [Account No.: ●] [DTC Participant No.: ●]
TOTAL — All Pledgors		9,974,728 shares total (29.77% of OSRH issued and outstanding — controlling interest)

[Note to Parties: The specific share counts, percentage ownership figures, Securities Intermediary details, and affiliate entity information shown above as “[●]” are to be inserted prior to execution based on each Pledgor’s current holdings and custody arrangements. Legal counsel for each Pledgor should confirm accuracy of share counts against the most recent Schedule 13D/13G filing and broker records as of the Effective Date.]

Notice Details for Each Pledgor:

BCM Europe AG: Attn: Ralf Kubli, COO | ralf.kubli@bellevuecm.com

Bellevue Capital Management, LLC: Attn: Peter Hwang | peter.hwang@bellevuecm.com

Bellevue Global Life Sciences Investors, LLC: Attn: Peter Hwang | peter.hwang@bellevuecm.com

Notice Details for Pledgee:

OSR Holdings, Inc.: Attn: Gihyoun “Chris” Bang, CFO | chris.bang@osr-holdings.com

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SCHEDULE 2

FORM OF STOCK POWER / IRREVOCABLE PROXY

(Reference: Section 2.3)

STOCK POWER AND IRREVOCABLE PROXY

FOR VALUE RECEIVED, and as security for the obligations of the undersigned under the Pledge Agreement dated as of April 29, 2026 (the “Pledge Agreement”), among BCM Europe AG, Bellevue Capital Management, LLC, Bellevue Global Life Sciences Investors, LLC (collectively, the “Pledgors”), and OSR Holdings, Inc. (“OSRH” or “Pledgee”), the undersigned Pledgor hereby:

1. ASSIGNS AND TRANSFERS to OSR Holdings, Inc., as Pledgee under the Pledge Agreement, all of the shares of OSRH common stock held by the undersigned as identified in Schedule 1 to the Pledge Agreement, together with all Additional Shares (as defined in the Pledge Agreement) subsequently acquired by the undersigned, and all proceeds, distributions, and rights in respect thereof;

2. IRREVOCABLY APPOINTS OSR Holdings, Inc. (and any designee of OSR Holdings, Inc.) as the true and lawful attorney and proxy of the undersigned, with full power of substitution, to vote, consent, or otherwise act with respect to all Pledged Shares in the manner and to the extent permitted under Article 6 of the Pledge Agreement upon the occurrence of an Event of Default (as defined therein); this proxy is coupled with an interest and is irrevocable for the duration of any Enforcement Period under the Pledge Agreement;

3. AUTHORIZES AND DIRECTS [Name of Securities Intermediary] or any other custodian or Securities Intermediary holding the Pledged Shares to transfer such shares upon the written instruction of Pledgee following the occurrence of an Event of Default, without any further consent or instruction from the undersigned.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Pledge Agreement.

PLEDGOR:

By:
Name:
Title:
Date:

Number of Pledged Shares: ____________________________

OSRH Common Stock Certificate No(s). (if certificated): ____________________________

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SCHEDULE 3

FORM OF NOTICE OF EXCLUSIVE CONTROL

(Reference: Sections 3.2 and 8.2(a))

NOTICE OF EXCLUSIVE CONTROL

Date: ____________________________

To: [Name of Securities Intermediary]

Attn: [Compliance / Legal Department]

Re: Pledge Agreement — OSR Holdings, Inc. (NASDAQ: OSRH) — Notice of Exclusive Control

Ladies and Gentlemen:

Reference is made to the Account Control Agreement dated [●] (the “Control Agreement”), among BCM Europe AG (and/or Bellevue Capital Management, LLC and/or Bellevue Global Life Sciences Investors, LLC) (collectively, the “Pledgors”), OSR Holdings, Inc. (“Pledgee”), and [Securities Intermediary] (the “Securities Intermediary”), with respect to the following securities account(s) (the “Blocked Account(s)”):

Account Name: ____________________________

Account Number: ____________________________

Pursuant to Section [●] of the Control Agreement and Section 3.2 of the Pledge Agreement dated as of April 29, 2026, OSR Holdings, Inc. hereby notifies you that an Event of Default (as defined in the Pledge Agreement) has occurred and is continuing. Accordingly, OSR Holdings, Inc. is hereby asserting exclusive control over the Blocked Account(s) and all financial assets held therein.

You are hereby directed, effective immediately upon receipt of this Notice, to:

(1)	comply exclusively with entitlement orders and instructions of OSR Holdings, Inc. with respect to all financial assets held in the Blocked Account(s), including without limitation all shares of OSRH Common Stock, Additional Shares, and any cash or other property held therein;

(2)	disregard any entitlement orders or other instructions from any Pledgor with respect to the Blocked Account(s) unless and until OSR Holdings, Inc. provides written notice to you that the Event of Default has been cured or waived; and

(3)	promptly confirm in writing to OSR Holdings, Inc. that you have received this Notice of Exclusive Control and are complying herewith.

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This Notice of Exclusive Control is delivered pursuant to and in accordance with the Control Agreement and the Pledge Agreement.

OSR HOLDINGS, INC.

By:
Name:
Title:
Date:

[Signature page to Pledge Agreement — Schedule 3]

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